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                                                                    EXHIBIT 4.2
                             FORM OF TEKGRAF, INC.
                             STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this________ day of _______________ , 1999, by and between Tekgraf, Inc., a Georgia corporation (the "Company"), and ___________________ (the "Optionee").

         WHEREAS, effective as of August 7, 1996, the Board of Directors of the Company adopted a stock option plan known as the "Tekgraf, Inc. 1997 Stock Option Plan" (the "Plan"); and

         WHEREAS, the Committee previously granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below, and in consideration of the granting of that stock option the Optionee intends to remain in the employ of the Company; and

         WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan.

         NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

         1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee.

         2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Class A Common Stock, $.001 par value (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the time specified on Schedule A. The Option shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Section 8, 9, or 10 hereof. Schedule A states whether the Option is intended to be an Incentive Stock Option.

         3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant (as defined in Section 11 below) if the Option is an Incentive Stock Option.

         4. Exercise Terms. The Optionee must exercise the Option for at least the lesser of 100 shares or the number of shares of Purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, the shares with respect to which this Option was not exercised shall no longer be subject to this Option.

         5. Option Non-Transferable. No Option shall be transferable by an Optionee other than by will or the laws of descent and distribution or, in the case of non-Incentive Stock Options, pursuant to a Qualified Domestic Relations Order, and no Option shall be transferable by


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                  an Optionee who is a Section 16 Insider prior to shareholder approval of the Plan. During the lifetime of an Optionee, Options shall be exercisable only by such Optionee (or by such Optionee's guardian or legal representative, should one be appointed).

         6. Notice of Exercise of Option. This Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14 hereof to the attention of the President or such other officer as the Company may designate. Any such notice shall
                  (a) specify the number of shares of Stock which the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder, (b) contain such information as may be reasonably required pursuant to Section 12 hereof, and (c) be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, (ii) shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers having a Fair Market Value equal to the total Exercise Price applicable to such shares purchased hereunder, or (iii) a certified or cashier's check accompanied by the number of shares of Stock whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising this Option.

         7. Adjustment in Option. The number of shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Sections 15 and 16 of the Plan.

         8.       Termination of Employment.

                  (a) Except as otherwise specified in Schedule A hereto, in the event of the termination of the Optionee's employment with the Company or any of its subsidiaries, other than a termination that is either (i) for Cause, or (ii) for reasons of death or disability, the Optionee may exercise this Option at any time within three (3) months after such termination to the extent of the number of shares which were Purchasable hereunder at the date of such termination.

                  (b) Except as specified in Schedule A attached hereto, in the event of a termination of the Optionee's employment that is for Cause, this Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

         9. Disabled Optionee. In the event of the termination of the Optionee's employment because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her personal representative) may exercise this Option within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of this Option, in either case to the extent of the number of shares which were Purchasable hereunder at the date of such termination.


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         10.      Death of Optionee. Except as otherwise set forth in Schedule
                  A with respect to the rights of the Optionee upon termination of employment under Section 8(a) above, in the event of the Optionee's death while employed by the Company or any of its subsidiaries, the appropriate persons described in Section 6 hereof or persons to whom all or a portion of this Option is transferred in accordance with Section 5 hereof may exercise this Option at any time within one (1) year of such termination. If the Optionee was an employee of the Company at the time of death, this Option may be so exercised to the extent of the number of shares that were Purchasable hereunder at the date of death. If the Optionee's employment terminated prior to his or her death, this Option may be exercised only to the extent of the number of shares covered by this Option which were Purchasable hereunder at the date of such termination.

         11. Date of Grant. This Option was granted by the Board of Directors of the Company on the date set forth in Schedule A (the "Date of Grant").

         12. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 12.

         13. Restriction on Disposition of Shares. The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee's will, or the laws of descent and distribution, until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option.

         14.      Miscellaneous.

                  (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns.

                  (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

                  (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 645 Hembree Parkway, Suite J, Roswell, Georgia 30076.

                  (d) This Agreement may not be modified except in writing executed by each of the parties hereto.


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         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

TEKGRAF, INC.                                  OPTIONEE



By:
   ------------------------------              ------------------------------
   Name:                                       Name:
   Title:                                      Address:


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                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                    BETWEEN
                                 TEKGRAF, INC.
                                      AND
                         _____________________________

                             Dated: _______________


1.       Number of Shares Subject to Option: _______________ shares.

2.       This Option (Check one) [ ] is [ ] is not an Incentive Stock Option.

3.       Option Exercise Price:  $__________ per share.

4.       Date of Grant:_______________

5.       Option Vesting Schedule:

                  Check one:

                  ( ) Options are exercisable with respect to all shares on or after the date hereof
                  ( ) Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

                            No. of Shares                Vesting Date



6.       Option Exercise Period:

                  Check One:
                  ( ) All options expire and are void unless exercised on or before __________, 200_.
                  ( ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

                            No. of Shares                 Expiration Date


7. Effect of Termination of Employment of Optionee (if different from that set forth in Sections 8, 9 and 10 of the Stock Option Agreement):


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                                   SCHEDULE B

                               NOTICE OF EXERCISE


                 The undersigned hereby notifies Tekgraf, Inc. (the "Company") of his or her election to exercise the undersigned's stock option to purchase ______ shares of the Company's Class A Common Stock, $.001 par value (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated ________________. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $________ payable to the Company, and/or (2) __________ shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, having an aggregate Fair Market Value (as defined in Tekgraf, Inc. 1997 Stock Option Plan) as of the date hereof of $____________, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Sections 16 or 17 of the Plan).

         IN WITNESS WHEREOF, the undersigned has set his hand and seal, this _____ day of ______________, _______.

                            OPTIONEE [OR OPTIONEE'S
                            ADMINISTRATOR,
                            EXECUTOR OR PERSONAL
                            REPRESENTATIVE]



                            ------------------------------------------
                            Name:
                            Position (if other than Optionee):